Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of TRI Pointe Homes, Inc. pertaining to the TRI Pointe Homes, Inc. 2013 Long-Term Incentive Plan of our report dated February 27, 2014, with respect to the consolidated financial statements of TRI Pointe Homes, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California

November 13, 2014